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                                                                    EXHIBIT 5.1


[MAYOR, DAY, CALDWELL & KEETON, L.L.P. LETTERHEAD]

March 20, 1995

Apache Corporation
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400

Ladies and Gentlemen:

        We have acted as counsel for Apache Corporation, Delaware corporation (the "Company"), in connection with the registration and proposed issuance of up to an aggregate of 8,850,000 shares (the "Shares") of Common Stock, par value $1.25 per share, of the Company ("Common Stock"), to be issued in connection with a proposed merger (the "Merger") of XPX Acquisitions, Inc., a Delaware corporation that is the Company's wholly owned subsidiary ("Sub"), with and into DEKALB Energy Company, a Delaware corporation ("DEKALB"), all as described in the Company's Registration Statement on Form S-4, Registration No. 33-57321, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Registration Statement"). In such capacity, we have familiarized ourselves with the Articles of Incorporation, as amended and restated, and Bylaws of the Company, as amended and restated, and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

        Based upon our examination as aforesaid, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and

        2. Upon the issuance of the up to 8,850,000 Shares being issued by the Company in the Merger approved by the Company's Board of Directors and in accordance with the terms of the Merger Agreement (as defined in the Registration Statement) among the Company, Sub and DEKALB, such Company Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.






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Apache Corporation
March 20, 1995
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        We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement at each place in which it appears.


                                          Very truly yours,

                                          MAYOR, DAY, CALDWELL & KEETON, L.L.P.